Exhibit 10.12

TWELFTH AMENDMENT

to the

COMPOSITE LEASE AGREEMENT

By and Between

MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY

and

FEDERAL EXPRESS CORPORATION

Effective as of April 1, 2019

TWELFTH AMENDMENT

TO THE COMPOSITE LEASE AGREEMENT

This TWELFTH Amendment is made and entered into as of the 9th day of April 2019, by and between MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY (herein referred to as “Authority”), a body politic and corporate, organized and existing under the laws of the State of Tennessee, and FEDERAL EXPRESS CORPORATION (herein referred to as “Tenant”), a corporation duly organized and existing under the laws of the State of Delaware.

W I T N E S S E T H:

WHEREAS Authority and Tenant executed a “Composite Lease Agreement”, effective January 1, 2007 which was modified by First Amendment effective September 1, 2008; a Second Amendment effective June 1, 2009; a Third Amendment effective July 1, 2009; a Fourth Amendment effective 15, 2011; a Fifth Amendment effective January 1, 2013; a Sixth Amendment effective July 1, 2014; a Seventh Amendment effective April 1, 2016; an Eighth Amendment effective April 1, 2017; a Ninth Amendment effective September 1, 2017; a Tenth Amendment effective May 1, 2018; an Eleventh Amendment effective December 1, 2018; collectively referred to herein as the “Composite Lease Agreement”; and,

WHEREAS, a schedule identifying each parcel of real property the Authority leases to Tenant is attached to the Composite Lease Agreement as EXHIBIT “A”, and the schedule states a portion of the Term (identified in the Composite Lease Agreement) during which the lease of each parcel will be in effect, and the rent that Tenant is subject to pay Authority for each parcel; and,

WHEREAS, the parties wish to amend the Composite Lease Agreement to add a total of 18,276 square feet of unimproved land owned by Authority to be used for glycol tank storage, more particularly identified as Parcel 35 and named in EXHIBIT “B”, which is attached hereto and incorporated by reference, thereby creating an annual increase of $4,145.00 for the rental cost of this unimproved land (Parcel 35), effective October 1, 2019.

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NOW, THEREFORE, for and in consideration of the promises, covenants and agreements hereinafter contained to be kept and performed by the parties hereto and upon the provisions and conditions hereinafter set forth, Authority and Tenant do hereby covenant and agree as follows:

SECTION 1.    Definitions.  Except as otherwise provided herein, and unless the context shall clearly require otherwise, all words and terms used in this TWELFTH Amendment shall have the respective meanings give to them in the Composite Lease Agreement for all purposes of this TWELFTH Amendment.

SECTION 2.    Modification of Composite Lease Agreement and Applicable Rent.

The parties amend the Composite Lease Agreement to reflect the addition of Parcel 35. As of the Effective Date, the parties incorporate the attached survey and legal description of Parcel 35 to be part of EXHIBIT “B” to the Composite Lease Agreement, and the parties substitute the revised itemized Composite Spreadsheet effective April 1, 2019, attached hereto and incorporated herein as EXHIBIT “A” to this Amendment, for the schedule included as part of EXHIBIT “A” to the Composite Lease Agreement. The substitution of the attached EXHIBIT “A”, the revised itemized Composite Spreadsheet effective April 1, 2019, will accomplish the following:

(a)    Contingent upon receipt of all necessary approvals for installation of glycol tank storage (including FAA) effective October 1, 2019, Tenant’s annual rent will be increased by $4,145.00, achieved by multiplying the area of Parcel 35 by $0.2268 per square foot, as follows:

Location	Unimproved Rate	Sq. Ft.	Annual Rent
Glycol Tank Storage	$0.2268	18,276	$ 4,145.00

(b)     The rent, as adjusted in accordance with the foregoing, will continue to be subject to adjustment in accordance with the terms of Section 2.03(a)(i) of the Composite Lease Agreement.

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SECTION 3.    Improvements by Tenant.

(a)

Effective April 1, 2019, Authority granted to Tenant all necessary or appropriate rights of reasonable access, ingress and egress to and from Parcel 35, for Tenant, its servants, agents, employees or independent contractors, to make such alterations and improvements on Parcel 35 as to make it suitable for Tenant’s use, hereinafter described as “Tenant’s Work”, and the right to do all such other things as may be incidental to Tenant’s Work.

(b)

Tenant shall obtain, at Tenant’s sole expense, all certificates and approvals relating to Tenant’s Work. As part of Tenant’s Work on Parcel 35, Tenant shall make, at least, all improvements on Parcel 35, as shown on EXHIBIT “B”, at no cost to Authority.

(c)

The terms and conditions of the Composite Lease Agreement, including, without limitation, the commercial liability insurance provisions, shall apply to and be effective during such period of occupancy or access to the premises by Tenant, except for Tenant’s obligation to pay rent as provided in Section 2 (a) above.

(d)

Tenant’s obligation to provide for builder’s risk coverage covering the premises and any and all improvements on Parcel 35 commenced on April 1, 2019 and shall be required to remain effective until all improvements are complete.

(e)

As part of its work on Parcel 35, Tenant shall (i) remain in compliance with all applicable Environmental Laws and (ii) remain in compliance with the provisions of Section 8.02 of the Composite Lease Agreement.

SECTION 4.    Remainder of Composite Lease in Effect.  All other terms, provisions, conditions, covenants and agreements of the Composite Lease Agreement shall continue in full force and effect.

SECTION 5.    Effective Date of this TWELFTH Amendment.  This TWELFTH Amendment shall become effective as of April 1, 2019.

EXHIBIT “A” and EXHIBIT “B”, attached hereto, shall be incorporated herein by reference.

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IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this TWELFTH Amendment to the Composite Lease Agreement.

MEMPHIS-SHELBY COUNTY AIRPORT AUTHORITY		FEDERAL EXPRESS CORPORATION

By:	/s/ Scott A. Brockman	By:	/s/ Wiley Johnson, Jr.
	Scott A. Brockman, A.A.E. President and Chief Executive Officer	Title:	Managing Director

		Date:	April 9, 2019

Approved as to Content:

By:	/s/ Forrest B. Artz
Forrest B. Artz Vice President of Finance and Administration/CFO

Approved as to Form and Legality:

/s/ Janet Shipman
Janet Shipman Associate Airport Counsel

Reviewed and Approved:

/s/ Angela Washington
Director of Properties

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Omitted Exhibits

Exhibit A and Exhibit B to this exhibit, which are described under “Witnesseth” and in Sections 2 and 3 above, have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplementally copies of Exhibit A and Exhibit B to the Securities and Exchange Commission or its staff upon request.

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